Exhibit 23.4

China Research and Intelligence Co., Ltd.

Room A606, No. 1500, Longwu Road, Xuhui District

Shanghai, China 200231

+86 2168522019

www.shcri.com

Wah Fu Education Group Limited

Room 505 Building No.40, No.1 Disheng North Street

Economic and Technological Development Zone

Beijing, China 100176

January 18, 2018

Dear Sir/Madam:

Reference is made to the Form F-1 registration statement, as amended (the “Registration Statement”), relating to the registration of ordinary shares, par value $1.00 per share, of Wah Fu Education Group Limited (the “Company”). We hereby consent to all references to our name in the Registration Statement, including in the sections entitled “Industry Overview” and quotation and summarization of our report in the Registration Statement. We hereby consent to the filing of this letter as an exhibit to the Registration Statement to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the reference to our firm in the section of the Registration Statement entitled “Experts.”

Yours sincerely,

/s/ China Research and Intelligence Co., Ltd.

China Research and Intelligence Co., Ltd.